CONSENT OF THE INDEPENDENT AUDITOR
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As  the  independent  auditor for Denali Concrete Management Co,, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of my reports, relating to the audited financial statements dated April 25, 2002 for the year ended December 31, 2001 and the nine month period of January 1, 2002 to September 30, 2002 reviewed financial statements dated December 17, 2002.




/s/ Hawkins Accounting
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February  14,  2003